UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2013

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27465 (Commission File Number)	26-1469061 (I.R.S. Employer Identification No.)
2802 North Howard Avenue
Tampa, Florida 33607
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 920 - 9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.

On September 11, 2013, Innovative Software Technologies, Inc. (the “Company”) completed the acquisition of all of the outstanding shares of Live Riot Inc. a Delaware corporation (“Live Riot”) through the Agreement and Plan of Reorganization, dated September 11, 2013 (the "Agreement").  Under the Agreement, Live Riot became a wholly owned subsidiary of the Company.  The terms of the Agreement called for the delivery of 3,000,000 shares of the Company’s common stock to three stockholders of Live Riot (the "Stockholders") for all the issued and outstanding shares of Live Riot in a tax-free reorganization pursuant to Section 368(b) of the Internal Revenue Code.  All shares issuable under the Agreement shall bear the customary restrictive legend and are issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided under Section 4(2) of the Act, as such sales and issuances did not involve any public offering, were made without general solicitation or advertising, and each purchaser had access to all relevant information necessary to evaluate the investment and represented to Innovative that the securities were being acquired for investment.

In addition, the Stockholders were granted 1,500,000 options to purchase shares of the Company's common stock.  These options have a term of seven (7) years and a strike price of $0.13 per share, that being the closing trading price of shares of the Company's common stock on September 10, 2013.  Upon the launch of the LiveRiot(TM) app integrated with certain of the Company's technology, the Stockholders will be granted a further 750,000 options to purchase shares of the Company's common stock at a strike price equal to the closing price of the Company's stock on the trading day prior to the date of the launch.

The Agreement also called for the execution of employment agreements (the "Employment Agreements") between the Stockholders and the Company.  The Employment Agreements have a term of three (3) years and specify total annual compensation of not less than $100,000 per year.

Item 9.01 Financial Statements and Exhibits

The Company has determined that the acquisition of Live Riot was not significant under Section 11-01(b) of Regulation S-X and that such financial statements and pro forma financial statements are therefore not required to be filed.

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Reorganization of September 11, 2013
10.1	Employment Agreement - Dwyer
10.2	Employment Agreement - Robinson
10.3	Employment Agreement - Zivko
99.1	Press Release dated September 12, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.

By: /s/ Peter M. Peterson
Peter M. Peterson
Chief Executive Officer

Date: September 12, 2013